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                                                           FOR IMMEDIATE RELEASE


                     BERKSHIRE HILLS BANCORP, INC. ANNOUNCES
                        SETTLEMENT OF REIT TAX ASSESSMENT


PITTSFIELD, MA, June 24, 2003, Berkshire Hills Bancorp, Inc. (the "Company"), (AMEX: BHL), the holding company for Berkshire Bank (the "Bank") announced it has reached a settlement agreement with the Massachusetts Department of Revenue ("DOR") with respect to the tax assessment resulting from the DOR's disallowance of the Company's deduction of certain dividend distributions received by the Bank from its real estate investment trust ("REIT").

The Company previously disclosed that the DOR had assessed it approximately $780,000 in state taxes plus interest for the disallowed deduction. As a result, the Company accrued a first quarter 2003 charge of approximately $513,000, representing the net tax-effected assessment. The first quarter charge resulted from retroactive legislation passed in early 2003 which eliminated the deductions on dividends received from certain REITs, effective for the tax years beginning in 1999.

The Company has agreed to pay approximately $398,000 to the DOR, representing half of the assessment plus interest. The DOR will release the Company from any liability for the remaining amount assessed. As a result, the Company will reverse one-half of the first quarter charge, or approximately $259,000 during the second quarter of 2003.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with 11 branch offices serving communities throughout Berkshire County. The Bank is committed to continuing to operate as an independent bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

This press release may contain certain forward-looking statements with regard to the Company's prospective performance and strategies within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions, and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or other similar expressions. The Company's ability to predict results, or the actual effects of its plans and

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strategies,  are inherently  uncertain.  Accordingly,  actual results may differ materially from anticipated results. Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: the price of loans or other assets sold by the Bank in the
future;   changes  in  market  interest  rates,   general  economic  conditions,
legislation, and regulation; changes in the monetary and fiscal policies of the U.S. Government; changes in the quality or composition of the loan and investment portfolios; changes in deposit flows, competition, and demand for financial services and loan, deposit, and investment products in the Company's local markets; changes in local real estate values; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company's operations, pricing, and services.

Specific factors that could cause future results to vary from current management expectations are detailed from time to time in the Company's SEC filings.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

News contact:  Michael P. Daly
              (413) 236-3194